EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-197311, 333-213950, and 333-219196 on Form S-3 and Nos. 333-184214 and 333-189684 on Form S-8 of our report dated February 27, 2017 (November 6, 2017 as to the effects of the segment change as described in Note 3), relating to the consolidated financial statements of Summit Midstream Partners, LP and subsidiaries appearing in this Current Report on Form 8-K of Summit Midstream Partners, LP.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

November 6, 2017

EX 23.1-1

EXHIBIT 23.1

EX 23.1-2